Nuveen Select Tax-Free Income Portfolio 424B2

Exhibit 99.(s)

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Nuveen Select Tax-Free Income Portfolio

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares $0.01 par value per share	Other(1)	2,745,953	$14.34	$39,376,966.02	0.0001381	$5,437.96
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	415(a)(6)	7,333,826(2)	—	$106,083,793.09(2)	0.0001102(3)	—	N-2/A	333-271575	June 22, 2023	$11,690.43(2)
	Total Offering Amounts					$145,460,759.11		$5,437.96
	Total Fees Previously Paid							—
	Total Fee Offsets							$1,761.53
	Net Fee Due							$3,676.43

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nuveen California Select Tax-Free Income Portfolio	N-2	333-271871	May 12, 2023	—	$1,761.53(4)	Equity	Common Shares, $0.01 par value per share	1,209,600	$15,984,864	—
Fee Offset Sources	Nuveen California Select Tax-Free Income Portfolio	N-2/A	333-271871	—	August 1, 2023	—	—	—	—	—	$1761.53(4)

(1)	The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 (“Securities Act”) to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Shares, as reported by the New York Stock Exchange on June 10, 2026, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.
(2)	The Registrant previously registered 14,000,000 Common Shares in reliance on Rule 457(c) under the Securities Act, with respect to which the Registrant paid filing fees of $22,206.40 in its prior Registration Statement (File No. 333-271575), which was declared effective on June 22, 2023 (the “2023 Registration Statement”). As of the time of this filing, 7,333,826 Common Shares remain unsold from the 2023 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold Common Shares, with respect to which $11,690.43 in filing fees have already been paid.
(3)	The then-current fee rate was $110.20 per $1,000,000.
(4)	On May 12, 2023, Nuveen California Select Tax-Free Income Portfolio (“NXC”) filed a Registration Statement (File No. 333-271871), which was amended on August 1, 2023 and declared effective by the Securities and Exchange Commission on August 4, 2023, to register 1,300,000 Common Shares (the “2023 NXC Registration Statement”). On January 12, 2026, NXC was reorganized with and into the Registrant (the “Reorganization”). As of the time of this filing, 1,209,600 Common Shares remain unsold from the 2023 NXC Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a filing fee credit of $1,761.53, the amount of the prior filing fee attributable to the unsold Common Shares under the 2023 NXC Registration Statement, remains available to offset future registration fees, which the Registrant, as NXC’s “successor” (as defined in Rule 405 under the Securities Act) by way of the Reorganization, has claimed in connection with this filing. In accordance with the Notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold Common Shares previously registered under the 2023 NXC Registration Statement has terminated.

— — N/A —333-296853